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                                                                    EXHIBIT 10.7

                           WESTERN DIGITAL CORPORATION
              AMENDED AND RESTATED 2004 PERFORMANCE INCENTIVE PLAN
            NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT GRANT PROGRAM

1. ESTABLISHMENT. The Corporation maintains the Western Digital Corporation Non-Employee Directors Restricted Stock Unit Plan, which plan is hereby amended and restated in its entirety effective as of November 17, 2005 (the "EFFECTIVE DATE") as set forth herein and is hereby renamed the Non-Employee Director Restricted Stock Unit Grant Program (the "PROGRAM"). This amendment and restatement of the Program is effective as to grants on and after the Effective Date; awards granted under the Program prior to the Effective Date are governed by the applicable terms of the Program as in effect on the date of grant of the award. The Program has been restated as an Appendix to, and any shares of Common Stock issued with respect to awards granted under the Program on and after the Effective Date shall be charged against the applicable share limits of, the Western Digital Corporation Amended and Restated 2004 Performance Incentive Plan (the "PLAN"). Except as otherwise expressly provided herein, the provisions of the Plan shall govern all awards made pursuant to the Program. Capitalized terms are defined in the Plan if not defined herein.

2. PURPOSE. The purpose of the Program is to promote the success of the Corporation and the interests of its stockholders by providing members of the Board who are not officers or employees of the Corporation or one of its Subsidiaries ("NON-EMPLOYEE DIRECTORS") an opportunity to acquire an ownership interest in the Corporation and more closely aligning the interests of Non-Employee Directors and stockholders.

3. PARTICIPATION. An award of Stock Units (a "STOCK UNIT AWARD") under the Program shall be made only to Non-Employee Directors, shall be evidenced by a Notice of Award of Stock Units substantially in the form attached as Exhibit 1 hereto and shall be further subject to such other terms and conditions set forth therein. As used in the Program, the term "STOCK UNIT" shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of Common Stock (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Program. Stock Units shall be used solely as a device for the determination of the number of shares of Common Stock to eventually be delivered to a Non-Employee Director if Stock Units held by such Non-Employee Director vest pursuant to Section 6 or Section
8. Stock Units shall not be treated as property or as a trust fund of any kind. Stock Units granted to a Non-Employee Director pursuant to the Program shall be credited to an unfunded bookkeeping account maintained by the Corporation on behalf of the Non-Employee Director (a "PROGRAM ACCOUNT").

4. ANNUAL STOCK UNIT AWARDS.

     4.1 ANNUAL AWARDS. On each January 1 during the term of the Plan commencing on January 1, 2006, each Non-Employee Director then in office shall be granted automatically (without any action by the Board or the Administrator) a Stock Unit Award with respect to a number (rounded down to the nearest whole number) of Stock Units equal to (i) $100,000, divided by
     (ii) the Fair Market Value of a share of Common Stock on the applicable January 1 (subject to adjustment as provided in Section 7.1 of the Plan).


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     An individual who was previously a member of the Board, who then ceased to be a member of the Board for any reason, and who then again becomes a Non-Employee Director shall thereupon again become eligible to be granted Stock Units under this Section 4.1.

     4.2 INITIAL AWARD FOR NEW DIRECTORS. Upon first being appointed or elected to the Board at any time after January 1, 2006, a Non-Employee Director who has not previously served on the Board shall be granted automatically (without any action by the Board or the Administrator) a Stock Unit Award with respect to a number of Stock Units equal to (i) the number of Stock Units in the Annual Award immediately preceding the date such Non-Employee Director is first appointed or elected to the Board, divided by (ii) 365, multiplied by (iii) the number of days from the date such Non-Employee Director is first appointed or elected to the Board to the immediately following January 1.

     4.3 TRANSFER RESTRICTIONS. Stock Units granted pursuant to this Section 4 shall be subject to the transfer restrictions set forth in Section 5.7 of the Plan. For purposes of clarity, the Administrator has not approved any transfer exceptions with respect to Stock Units granted pursuant to the Program in accordance with Section 5.7.2 of the Plan.

5. DIVIDEND AND VOTING RIGHTS.

     5.1 LIMITATION OF RIGHTS ASSOCIATED WITH STOCK UNITS. A Non-Employee Director shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 5.2 with respect to dividend equivalent rights) and no voting rights, with respect to Stock Units granted pursuant to the Program and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Non-Employee Director. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.

     5.2 DIVIDEND EQUIVALENT RIGHTS. As of any date that the Corporation pays a dividend (other than in shares of Common Stock) upon issued and outstanding Common Stock, or makes a distribution (other than in shares of Common Stock) with respect thereto, a Non-Employee Director's Program Account shall be credited with an additional number (rounded down to the nearest whole number) of Stock Units equal to (i) the "fair value" of any dividend (or other distribution) with respect to one share of Common Stock, multiplied by (ii) the number of unvested Stock Units credited to the Non-Employee Director's Program Account immediately prior to such dividend or distribution, divided by (iii) the Fair Market Value of a share of Common Stock on the date of payment of such dividend or distribution. In the case of a cash dividend or distribution, the "fair value" thereof shall be the amount of such cash, and, in the case of any other dividend or distribution (other than in shares of Common Stock), the "fair value" thereof shall be such amount as shall be determined in good faith by the Administrator. Stock Units credited pursuant to the foregoing provisions of this Section 5.2 shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Stock Units to which they relate. No adjustment shall be made pursuant to Section 7.1 of the Plan as to Stock Units granted pursuant to the Program in connection with any dividend


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     (other than in shares of Common Stock) or distribution (other than in shares of Common Stock) for which dividend equivalents are credited pursuant to the foregoing provisions of this Section 5.2. Stock Units granted pursuant to the Program shall otherwise be subject to adjustment pursuant to Section 7.1 of the Plan (for example, and without limitation, in connection with a split or reverse split of the outstanding Common Stock).

6. VESTING. Subject to Section 8 hereof and Section 7 of the Plan, a Stock Unit Award granted to a Non-Employee Director pursuant to the Program (whether pursuant to Section 4 or Section 5.2) shall vest and become payable as to 100% of the total number of Stock Units subject thereto on the third anniversary of the date of grant of the Stock Unit Award.

7. CONTINUATION OF SERVICES. The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of a Stock Unit Award and the rights and benefits under the Program. Partial service, even if substantial, during any vesting period will not entitle a Non-Employee Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 8 below. Nothing contained in the Program constitutes a continued service commitment by the Corporation, confers upon a Non-Employee Director any right to remain in service to the Corporation, interferes with the right of the Corporation at any time to terminate such service, or affects the right of the Corporation to increase or decrease a Non-Employee Director's other compensation.

8. TERMINATION OF DIRECTORSHIP. Subject to earlier termination pursuant to
Section 7 of the Plan, if a Non-Employee Director ceases to be a member of the Board for any reason, the following rules shall apply with respect to any Stock Units granted to the Non-Employee Director pursuant to Section 4 above (the last day that the Non-Employee Director is a member of the Board is, except as otherwise provided below, referred to as the Non-Employee Director's "SEVERANCE DATE"):

     - other than as expressly provided below in this Section 8, (a) one-third (1/3) of the number of Stock Units granted to the Non-Employee Director pursuant to the Program within the period commencing twenty-four (24) months prior to, and ending twelve (12) months prior to, the Non-Employee Director's Severance Date shall immediately vest and become payable; (b) two-thirds (2/3) of the number of Stock Units granted to the Non-Employee Director pursuant to the Program within the period commencing thirty-six (36) months prior to, and ending twenty-four (24) months prior to, the Non-Employee Director's Severance Date shall immediately vest and become payable; and (c) all Stock Units granted to a Non-Employee Director pursuant to the Program that have not vested as of, or do not vest upon, the Non-Employee Director's Severance Date, shall immediately terminate without payment therefor;

     - if the Non-Employee Director ceases to be a member of the Board due to his or her death or Disability (as defined below), all Stock Units granted to the Non-Employee Director pursuant to the Program shall immediately vest and become payable;


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     -    if the Non-Employee Director ceases to be a member of the Board due to his or her Retirement (as defined below), all Stock Units subject to a Stock Unit Award granted to the Non-Employee Director pursuant to the Program shall immediately vest and become payable, provided that the Non-Employee Director has served as a member of the Board for at least twelve (12) continuous months following the grant date of such Stock Unit Award;

     - if the Non-Employee Director ceases to be a member of the Board due to his or her Removal, all then-unvested Stock Units granted to the Non-Employee Director pursuant to the Program shall immediately terminate without payment therefor.

     For purposes of this Section 8, the term "DISABILITY" shall mean a period of disability during which a Non-Employee Director qualified for permanent disability benefits under the Corporation's long-term disability plan, or, if the Non-Employee Director does not participate in such a plan, a period of disability during which the Non-Employee Director would have qualified for permanent disability benefits under such a plan had the Non-Employee Director been a participant in such a plan, as determined in the sole discretion of the Administrator. If the Corporation does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall be determined by the Administrator in its sole discretion. For purposes of this Section 8, the term "RETIREMENT" shall mean the cessation of a director's services as a member of the Board due to his or her voluntary resignation at any time after such director has served as a member of the Board for at least forty-eight (48) months. For purposes of this
Section 8, the term "REMOVAL" shall mean the removal of a Non-Employee Director from the Board, with or without cause, in accordance with the Corporation's Certificate of Incorporation, Bylaws or the Delaware General Corporation Law.

     Notwithstanding any other provision of this Section 8, if a Non-Employee Director ceases to be a member of the Board (regardless of the reason) but, immediately thereafter, is employed by the Corporation or one of its Subsidiaries, such director's Severance Date shall not be the date the director ceases to be a member of the Board but instead shall be the last day that the director is either or both (1) a member of the Board and/or (2) employed by the Corporation or a Subsidiary.

9. TIMING AND MANNER OF PAYMENT OF STOCK UNITS. Except as provided in Section 10 below, on or within fifteen (15) business days following the vesting of any Stock Units granted to a Non-Employee Director pursuant to the Program (whether pursuant to Section 6 or Section 8 hereof or Section 7 of the Plan), the Corporation shall deliver to the Non-Employee Director a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its sole discretion) equal to the number of Stock Units that vest on the applicable vesting date, subject to adjustment as provided in Section 7 of the Plan; provided, however, that, to the extent permitted by the Corporation's Amended and Restated Deferred Compensation Plan, as it may be amended from time to time (the "DEFERRED COMPENSATION PLAN"), a Non-Employee Director may elect to defer receipt of any or all shares of Common Stock payable with respect to Stock Units that vest pursuant to the Program. Such elections shall be made, and any such deferral shall be effected and administered, in accordance with the Deferred Compensation Plan. The Corporation's


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obligation to deliver shares of Common Stock with respect to vested Stock Units is subject to the condition precedent that the Non-Employee Director (or other person entitled under the Plan to receive any shares with respect to the vested Stock Units) deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. A Non-Employee Director shall have no further rights with respect to any Stock Units that are paid or that are terminated pursuant to Section 8 hereof or Section 7 of the Plan, and such Stock Units shall be removed from the Non-Employee Director's Program Account upon the date of such payment or termination.

10. CHANGE IN CONTROL EVENTS. A Stock Unit Award may vest and become payable in connection with the occurrence of certain events involving the Corporation as provided for in Section 7 of the Plan; provided, however, that, notwithstanding anything to the contrary in the Program or the Plan, if the event giving rise to such accelerated vesting is not also a "change in the ownership or effective control" of the Corporation for purposes of Section 409A of the Code, then payment with respect to such vested Stock Unit Award shall not be made until such Stock Unit Award would have become vested and payable without regard to this Section 10 or Section 7 of the Plan.

11. PLAN PROVISIONS; MAXIMUM NUMBER OF SHARES; AMENDMENT; ADMINISTRATION. Stock Units granted under the Program shall otherwise be subject to the terms of the Plan (including, without limitation, the provisions of Section 7 of the Plan). If Stock Unit Awards otherwise required pursuant to the Program would otherwise exceed any applicable share limit under Section 4.2 of the Plan, such grants shall be made pro-rata to Non-Employee Directors entitled to such grants. The Board may from time to time amend the Program without stockholder approval; provided that no such amendment shall materially and adversely affect the rights of a Non-Employee Director as to a Stock Unit Award granted under the Program before the adoption of such amendment. The Board may amend, modify, suspend or terminate outstanding Stock Unit Awards; provided, however, that outstanding Stock Unit Awards shall not be amended, modified, suspended or terminated so as to impair any rights of the recipient of the award without the consent of such recipient. If any such amendment or modification to an outstanding Stock Unit Award has the result of accelerating the vesting of such award, then any election that had been made to defer receipt of payment with respect to any or all of the Stock Units subject to the award pursuant to the Deferred Compensation Plan shall be disregarded. The Program does not limit the Board's authority to make other, discretionary award grants to Non-Employee Directors pursuant to the Plan. The Plan Administrator's power and authority to construe and interpret the Plan and awards thereunder pursuant to Section 3.1 of the Plan shall extend to the Program and awards granted hereunder. As provided in Section
3.2 of the Plan, any action taken by, or inaction of, the Administrator relating or pursuant to the Program and within its authority or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.

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As amended (Section 8) November 9, 2006


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